Exhibit 10.3

CHARTER CUSTOMER AGREEMENT BETWEEN PELION SYSTEMS, INC.
AND COLORADO MEDTECH, INC.

Parties

This agreement is entered into on October            , 2001 between Pelion Systems, Inc., located at 1455 Dixon Avenue, Suite 300, Lafayette, CO 80026 (“Pelion”) and Colorado MEDtech, Inc., located at 1811 Lefthand Circle, Suite B, Longmont, CO 80501 (“CMED”).

Pelion Responsibilities

Pelion agrees to provide CMED with Pelion-CFM 1.2, which includes both software and services to make CMED capable of designing, implementing and sustaining a Collaborative Flow ManufacturingTM environment. The Pelion-CFM 1.2 solution includes the following:

1.  Pelion will provide the expertise, training and software tools to assist CMED in meeting the objectives outlined in Schedule A.

2.  A non-exclusive, nontransferable, site license to use Pelion-CFM 1.2 software solution.

3.  Collaborative Manufacturing FlowTM (“CFM”) training.

4.  Pelion-CFM 1.2 software application training.

5.  Reference material for both the CFM implementation and the Pelion-CFM software.

6.  Implementation project coordination and leadership.

7.  Implementation Schedule.

CMED Responsibilities

CMED recognizes that a successful CFM implementation requires significant participation by it’s management and employees. CMED agrees to provide the following:

1.  A Project Team with key representatives from Materials, Manufacturing and Manufacturing Engineering.

2.  A Project Team Leader with appropriate authority to implement Pelion-CFM 1.2.

3.  Attendance at CFM implementation training sessions and meetings by appropriate Project Team members.

4.  Adherence to the mutually agreed upon Implementation Schedule.

Charter Customer Terms

During and after the Implementation, Pelion may ask CMED to provide references to other customer prospects and/or investor prospects. CMED agrees to not unreasonably decline such requests. After the implementation, CMED agrees to let Pelion bring customer prospects into their factory from time to time, as long as the visit is scheduled in advance with CMED factory management.

Pricing and Payment Terms

Pelion-CFM 1.2

List Price	$244,000
Charter Customer Discount	40%
Charter Customer Price	$146,800

Payment Terms

Upon Contract Signing	25%	$36,700
RFI Assembly Line Labor Reduction (1 person)	12.5%	$18,350
Obsolete Inventory Reduction—not to exceed two weeks after identification of obsolete inventory.	12.5%	$18,350
Inventory Reduction *	37.5%	$55,050
Line Live of the PLC line	12.5%	$18,350

		$146,800

*	Inventory Reduction Payment Schedule

Actual inventory levels will be determined by physical inventory count. Pelion has established a target Inventory level of $155,000 (“Target”) based on demand and other inputs from Customer. An inventory reduction goal (“Reduction Goal Amount”) will be established by subtracting the Target from Actual. The Reduction Goal Amount will added to this contract as Schedule B. Pelion will be paid $11,010 ( 1/5 of 37.5%) each time there is a 20% reduction in Customer inventory against the Reduction Goal Amount. All inventory amounts are exclusive of finished goods inventory, if any.

Customer will provide Pelion with an accurate inventory report from the MRP system each Friday, once the Reduction Goal Amount has been established, that shows Actual on-hand inventory. If an incremental 20% reduction has been achieved, Pelion will provide an invoice the following Monday with payment due by Friday of the same week in which the invoice is submitted.

Parties agree that all of the inventory calculations have been determined based on a nominal demand of six (6) RFI units produced per day. Should the demand change sufficiently to warrant a change in Target inventory levels, Parties agree to renegotiate, in good faith, all payment terms tied to inventory levels.

Integration With Customer MRP System

Pelion agrees to integrate Pelion-CFM 1.2 with CMED’s Syteline MRP system at no additional charge.

Software Maintenance and Support

Pelion will provide software upgrades and phone support for a period of one year after Implementation Completion as part of the initial price of Pelion-CFM 1.2. CMED may continue receiving software upgrades and phone support by entering into Annual Maintenance Agreements for subsequent years within sixty (60) days of the end of each maintenance term. The cost of a One-year Maintenance Agreement is equal to 15% of the initial cost of Pelion-CFM 1.2.

Pelion Property

Pelion retains sole ownership of all intellectual property rights including the source code, the object code and all Pelion published documentation. CMED will take reasonable measures to protect Pelion’s intellectual property rights.

Confidentiality

Each party will (a) maintain the Confidential Information of the other party in strict confidence during the term of this Agreement and for a period of three (3) years thereafter; (b) treat the Confidential Information of the other party as it treats its own Confidential Information; (c) disclose such Confidential Information only to its employees, independent contractors and consultants as is reasonably required in connection with this agreement.

Warranties and Disclaimers

Pelion represents and warrants that services will be performed in a good and workmanlike manner, consistent with applicable industry standards. Except as otherwise provided herein, all products and services provided by Pelion hereunder are provided “AS IS” and Pelion makes no warranty or guarantee, express or implied, with respect thereto.

Limitation of Liability

IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OF ANY KIND OR NATURE WHATSOEVER, SUFFERED BY THE OTHER PARTY OR ANY THIRD PARTY, INCLUDING, WITHOUT LIMITATION, LOST PROFITS, DATA LOSS, BUSINESS INTERRUPTIONS OR OTHER ECONOMIC LOSS ARISING OUT OF THE PERFORMANCE OR NON-PERFORMANCE OF OBLIGATIONS HEREUNDER OR ANY USE OF OR FAILURE TO BE ABLE TO USE THE BUNDLED PRODUCT. Each party’s total aggregate liability for any damages arising out of or related to this Agreement will not exceed the fees paid by CMED hereunder.

Governing Law

All questions concerning the validity and operation of this Agreement and performance of the obligations imposed upon the parties hereunder shall be governed by the substantive laws of the State of Colorado.

Agreed to by:

PELION SYSTEMS, INC.	COLORADO MEDTECH, INC.

Signature:	Signature:

Name:	Name:

Title:	Title:

Date:	Date:

SCHEDULE A

Calendar	Actions	Outcomes

Week 1/
—Understanding of transformation
—Define team players
—Establish daily meeting time with entire team and leads
—Establish metrics for program process improvements
—Establish methodology for comprehensive understanding of CFM by CMED personnel
—Master plan defined

Week 1,2/ (MILESTONE #1)	—Product definition —Part master —BOMs —Software Install —Identify all material that exists in-house or on-order for the SSM, RFI, and Eagle
—Item master extracted from Syteline, loaded into Pelion CFM
—BOMs extracted from Syteline, loaded into Pelion CFM
—Accurate BOMs with slow moving and obsolete materials identified
—Place all obsolete material in stores

Week 3/
—Demand
—Process relationship, including Yield, Rework, Scrap %
—SOEs: times by product by process
—TAKT time
—Effective hours by process
—Kanban
Establish material strategy
ABC analysis
Identify Kanban candidates
Develop pull chains

—Daily demand by product
—Product syncs
—Product syncs loaded into Pelion CFM
—Manage daily updates with Syteline
—Times by product by process
—Pull chains by component
—Effective hours by process
—Data loaded into Pelion CFM

Week 4/ (MILESTONE #2)	—Resources requirements —Balancing tools —Operational definition —Daily demand staffing —Response definition —Operational method sheets	—Line design output Paper design Sequencing points defined Facility rearrangement plan —Kanban output Bin sizing Material presentation —Staffing requirements

Week 5/	—Facility rearrangement —Lean Flow mentoring training —Collaborative Kanban Key supplier set-up —Software training
—Daily measurements defined:
    linearity & flow rate
—Daily planning, sequencing
—Kanban management
—Kanban inventory / MRP management (end of life, slow moving, obsolete)
—Train-the-trainer
—Process management

Week 6/ (MILESTONE #3)	—Line Live	—Facility operating in lean flow environment

Week 7/	—CMED “solo”	—CMED independent

Week 8/	—Process certification —Preferred Supplier Day	—Project validation and completion —Key suppliers introduced to Collaborative Kanban

Continuing Support	—PLC Implementation Support	—Metric to validate institutionalization of CFM within CMED

Recommended Resources	Process Team Manufacturing Manager Manufacturing Engineer Shop Floor Personnel QA Finance	Product Team Planner Buyer Scheduler QA Design Engineer Material Handlers